EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this quarterly report on Form 10-Q of Remy International, Inc. (the "Company") for the period ended June 30, 2015 with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of the Company, and hereby further certifies to the best of his knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite her signature below.

Date: August 3, 2015

/s/ Albert E. VanDenBergh
Albert E. VanDenBergh
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)